                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                  EXHIBIT (21) SUBSIDIARIES OF THE REGISTRANT

       NAME OF INCORPORATION            STATE OR OTHER          DATE OF
          OR ORGANIZATION                JURISDICTION        INCORPORATION
-----------------------------------      --------------      -----------------
ORC, Inc.                              Delaware              December 16, 1991

European Information Centre, Ltd.      England               December 20, 1991

ORC Holdings, Limited                  England               July 17, 1996

ORC Korea Corporation                  Korea                 November 30, 1996

ORC International Holdings, Inc.       Cayman Islands        March 18, 1997

ORC TeleServices, Inc.                 Florida               March 26, 1997

Opinion Research Corporation,
    S.A. de C.V.                       Mexico, D.F.          July 10, 1997

ORC ProTel, Inc.                       Delaware              November 20, 1997

ORC International, Limited             England               December 15, 1997
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